Ed Ekstrom Joins Board at Zagg Inc.

SALT LAKE CITY, Sep 09, 2009 (BUSINESS WIRE) -- ZAGG Inc. (OTCBB: ZAGG), a publicly traded leader in mobile electronics and accessories including the award-winning invisibleSHIELD(TM) and ZAGGaudio(TM) brands, announces the appointment of Ed Ekstrom to its Board of Directors. Mr. Ekstrom brings extensive board and executive experience in the technology sector to ZAGG.

Mr. Ekstrom is a technology pioneer and a founding Partner at vSpringCapital. Before joining vSpringCapital in 2001, he served as Vice President of the Intel Communications Products Group and General Manager of the Intel Utah Software Development Center, a post given to him after Intel acquired LANSystems in 1991, where he was a Vice President and General Manager of the Software Business Unit. Prior to LANSystems, Mr. Ekstrom was a founder of CeriSyn, and served as COO/CFO. He was also a founder of Cericor, which was acquired by Hewlett-Packard in 1985. Mr. Ekstrom continued working as an executive with HP in Boston for four years. Mr. Ekstrom serves on the boards of BDNA, Celio Corporation, Penguin Computing and Sparxent. He is currently Chairman of the Technology Advisory Board for the State of Utah, and is also a former chairman of the Utah Technology Council.

"Ed Ekstrom is a very capable and proven business leader and board member, and we are lucky to have him join us. His experience as an executive with top-level companies like Intel and HP will prove to be beneficial as ZAGG moves to the NASDAQ," said Robert G. Pedersen II, President and CEO of ZAGG. "I have seen Ed work on very large deals, and I know that his keen business acumen and extensive contacts will open doors and help drive ZAGG's continued growth."

"I am joining ZAGG when Robert has already assembled a dynamic board, a world-class executive team, and a dedicated and talented group of middle managers and individual contributors," said Mr. Ekstrom. "The ZAGG team has demonstrated through results their skill and commitment at building a highly successful globally relevant company. I'm thrilled to be associated with ZAGG and look forward to actively participating in ZAGG's bright future."

New ZAGG Board of Directors member Ed Ekstrom, at a glance:

•	Joined vSpringCapital as a founding Partner in 2001

•	A technology pioneer, Mr. Ekstrom is currently Chairman of the Technology Advisory Board for the State of Utah, and is also a former chairman of the Utah Technology Council

•	Vice President over the Intel Communications Products Group, managing over a billion dollars, and General Manager of the Intel Utah Software Development Center from 1991-2001

•	Vice President and General Manager of the Software Business Unit at LANSystems prior to its acquisition by Intel in 1991

•	Founder and COO/CFO of CeriSyn

•	Founder of Cericor prior to its acquisition by Hewlett-Packard, then worked as an executive at HP from 1985-1989

•	Has served on multiple boards of both private and public companies

•	Holds a BS in Computer Science from Brigham Young University and a MBA from Westminster College

For more information on ZAGG's Board of Directors, please visit www.ZAGG.com/company/board_of_directors.php. For more information about ZAGG or any of its product lines, please visit www.ZAGG.com.

About ZAGG Inc.:

ZAGG Inc. designs, manufactures, and distributes protective clear coverings and accessories for consumer electronic and hand-held devices, worldwide under the brand names invisibleSHIELD(TM) and ZAGGaudio(TM). ZAGG has also introduced beta testing of AppSpace.com, an online destination for the fast-growing mobile app market, combined with the networking power of social media. The invisibleSHIELD is a protective, high-tech patented film covering, designed for iPods, laptops, cell phones, digital cameras, PDAs, watch faces, GPS systems, gaming devices, and other items. The patent-pending invisibleSHIELD application of clear protective film covering a device is the first scratch protection solution of its kind on the market, and has sold millions of units. Currently, ZAGG offers over 3,000 precision pre-cut designs with a lifetime replacement warranty through online channels, big box retailers like Best Buy, resellers, college bookstores, Mac stores and mall kiosks. The company continues to increase its product lines to offer additional electronic accessories and services to its tech-savvy customer base. For more product or investor information please visit the company's web site at www.ZAGG.com.

Safe Harbor Statement:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

SOURCE: ZAGG Inc.

ZAGG Inc.
Media:
Nathan Nelson, 801-263-0699 ext. 107
nnelson@zagg.com
Investor Relations:
Brandon O'Brien, CFO, 801-263-0699, ext. 122
brandon@zagg.com